                                  FIRST AMENDMENT TO
                               DRESSER INDUSTRIES, INC.
                                DEFERRED SAVINGS PLAN



     WHEREAS, DRESSER INDUSTRIES, INC. ("Dresser") and certain Affiliated Companies have heretofore adopted the DRESSER INDUSTRIES, INC. DEFERRED SAVINGS PLAN (the "Plan"); and

     WHEREAS, Dresser Industries, Inc. desires to amend the Plan on behalf of itself and all Affiliated Companies;

     NOW, THEREFORE, the Plan shall be amended as follows:

          1. Effective as of May 31, 1995, the following shall be added to Paragraph (a) of Section 2.3:

     "A person employed by an Affiliated Company which has not adopted the Plan who transfers to employment with the Company shall join the Plan on the date of such transfer, unless the individual has earned less than three months of Service at the time of the transfer. A person with less than three months of Service who is so transferred shall join the Plan as provided in Section 2.2."

     2. Effective as of May 31, 1995, the first sentence of Section 3.3 shall be deleted and the following shall be substituted therefor:

     "The Plan shall accept cash Rollover Contributions (within the meaning of Code section 402(c), including optional direct transfers under Code section 401(a)(31) and transfers of Rollover Contributions which were originally deposited in conduit individual retirement accounts pending rollover) on behalf of a Member from any plan qualified under section 401(a) of the Code."

     3. Effective as of May 31, 1995, the third sentence of item (1) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

     "This distribution of excess deferrals shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

     4. Effective as of May 31, 1995, the following shall be added to item (2) of Paragraph (b) of Section 3.6:

     "For purposes of determining whether the annual additions under this Plan exceed the limitations of section 415 of the Code, all defined contribution plans of the Company and the Affiliated Companies are to be treated as one defined contribution plan. For purposes of this Section only, an "Affiliated Company" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the annual additions credited to a Member's Account for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to the foregoing would exceed the maximum annual additions permitted for such Limitation Year under section 415 of the Code for such Member for such Limitation Year, the annual additions under this Plan and the additions under such other plans shall be reduced and allocated, reallocated, or returned in accordance with applicable plan provisions regarding excess additions. Such reductions shall be effected first from this Plan, second, from the Dresser Industries, Inc. Retirement Savings Plan-B and, finally, from any other such defined contribution plans. In the case of a Member who also participated in a defined benefit plan of the Company or an Affiliated Company (as defined above), the Company shall reduce the annual additions credited to the Account of such Member under this Plan to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of the preceding sentence shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded."

     5. Effective as of May 31, 1995, the last sentence of item (3) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

     "Such excess deferral amounts shall be distributed within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable. Such distribution of excess deferral amounts shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

     6. Effective as of May 31, 1995, the last sentence of item (4) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

     "Such excess contributions shall be distributed or forfeited, as applicable, within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable. Such distribution or forfeiture of excess contributions shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

     7. Effective as of May 31, 1995, the following shall be added to item (6) of Paragraph (b) of Section 3.6 of the Plan:

     "Such forfeitures of excess contributions shall be adjusted for income or loss allocated thereto in the manner determined by the Committee in accordance with any method permissible under applicable Treasury regulations."

     8. Effective as of June 1, 1996, reference in Paragraph (b) of Section 6.4 to "on such April 1" shall be deleted and reference to "on or before such April 1" shall be substituted therefor.

     9. Effective as of June 1, 1996, item (2) of Paragraph (b) of Section 6.4 of the Plan shall be deleted and the following shall be substituted therefor:

     "(2) The life expectancy of the Member as determined under applicable Treasury regulations."

     10. Effective as of June 1, 1996, Section 15.23 of the Plan shall be deleted and the following shall be substituted therefor:

     "SECTION 15.23.     NON-GRANDFATHERED MEMBER.  For purposes of
     determining eligibility for Medisave Contributions pursuant to Section 3.2.(c) and Appendix B for a Plan Year, a Member is an employee who is not at any time during a semi-monthly payroll period eligible for coverage under a Dresser retiree medical plan. A Member shall be deemed to be eligible for coverage under a Dresser retiree medical plan if either:

          (a) he or she would qualify for subsidized coverage under a Dresser retiree medical plan upon his or her retirement or other termination of employment without the need for completion of any age, service or other conditions imposed as a condition for such coverage; or

          (b) he or she would qualify for subsidized coverage under a Dresser retiree medical plan upon his or her retirement or other termination of employment provided that he or she has, as of the date of such retirement or other termination of employment, completed applicable age, service or other conditions imposed as a condition for such coverage."

     11. Effective as of June 1, 1996, the existing Appendix A to the Plan shall be deleted and the following new Appendix A shall be substituted therefor:

                                  "APPENDIX A
                             MEDISAVE CONTRIBUTIONS

     SECTION A.1.   GENERAL MEDISAVE CONTRIBUTION ELIGIBILITY.  In order to
     qualify to receive Medisave Contributions for all or a portion of a Plan Year, a Member must satisfy all of the following criteria:

          (a) the Member must be a Non-grandfathered Member;

          (b) the Member must be eligible to participate in the Dresser group medical plan, or be an eligible U.S.
          Expatriate; and

          (c) the Member must have been employed by Dresser
          Industries, Inc. or an Affiliated Company for at least one year.

     For purposes of the criteria described in item (c) above, eligibility to participate in a Predecessor Plan or the Dresser Industries, Inc. Retirement Savings Plan B shall count toward the one year participation eligibility requirement for qualification to receive Medisave Contributions.

     Members of the Bentonite union are specifically excluded from receiving Medisave Contributions.

     SECTION A.2.   STANDARD FLAT MEDISAVE CONTRIBUTION FORMULA.  A Member who
     has satisfied the general Medisave Contribution eligibility requirements of Section A.1. above and who is not described in Section A.3. below shall be eligible to receive Medisave Contributions pursuant to the standard flat Medisave Contribution formula described in this Section A.2 for each semi-monthly payroll period during a Plan Year during which such Member is eligible to participate in the Plan. The standard flat Medisave Contribution for a Member for a semi-monthly period in a Plan Year shall be $400 divided by the number of semi-monthly payroll periods during such Plan Year. If at the end of a Plan Year, the aggregate Medisave Contributions made on behalf of a Member who is eligible for such Medisave Contributions pursuant to Section 3.2 for all semi-monthly payroll periods in such Plan Year are less than $400, then a final Medisave Contribution shall be made on behalf of such Member so that the Medisave Contributions on his behalf for such Plan Year shall be equal to $400. In the event that the Medisave Contributions made on a Member's behalf during a Plan Year should equal $400 at a time prior to the end of such Plan Year, no further semi-monthly payroll period contributions of Medisave Contributions shall be made on behalf of such Member for such Plan Year. A Member who was initially entitled to Medisave Contributions pursuant to the standard flat Medisave Contribution formula described in this Section A.2. and who, as a result of an employment transfer within the Company, becomes a Member who is described in Section A.3. below shall continue to receive Medisave Contributions pursuant to this Section A.2.

     SECTION A.3.   MATCH  CONTRIBUTION MEDISAVE CONTRIBUTION AMOUNTS.   A
     Member who has satisfied the general Medisave Contribution eligibility requirements of Section A.1. above shall be eligible to receive Medisave Contributions pursuant to the match contribution Medisave Contribution formula described in this Section A.3 for each semi-monthly payroll period during such Plan Year that such Member makes Pretax or After-Tax Contributions to the Plan pursuant to Section 3.1 if:

          (a) such Member was hired on or before May 31, 1996 and works for a non-Dresser Drilling and Production or Energy Valve Operation:

          (b) such Member was hired on or before May 31, 1995 and worked for either Security or Guiberson/AVA Operations or such Member was hired on or before April 1, 1994 and worked for TK Valve Operations; or

          (c) such Member was, prior to an employment transfer or reorganization within the Company, entitled to Medisave
          Contributions pursuant to the matching contribution Medisave Contribution formula described in this Section A.3.

     The matching contribution Medisave Contribution amount for a semi-monthly payroll period within a Plan Year for a Member pursuant to this Section
     A.3. shall be equal to 50% of the Pretax and After-tax Contributions of the Member for such semi-monthly payroll period which are not in excess of 4% of the Member's Earnings for such semi-monthly payroll period.

     SECTION A.4.   ALLOCATIONS AND FORFEITURES.  Medisave Contributions made to the Plan for a Plan Year on behalf of a Member shall be allocated upon receipt by the Trustee to such Member's Medisave Account. Medisave Contributions allocated to a Member's Medisave Account shall be forfeited or returned, whichever may be applicable, in accordance with the provisions of Section 3.6(b) and Section 9.1."

     12. Effective November 1, 1995, the existing Appendix C shall be deleted and the following new Appendix C shall be substituted therefor:

                                  "APPENDIX C

                   NEGOTIATED BENEFIT FOR THE BENTONITE UNION

          The Company shall make Matching Contributions during the Plan Year on behalf of each Member described in Section 3.2(a) for each semi-monthly payroll period during such Plan Year that such Member makes Pretax or After-Tax Contributions to the Plan. The amount of a Matching Contribution made on behalf of a Member shall be equal to 50% of the Member's eligible employee contribution which is not in excess of 4% of such Member's Earnings for the period for which such Matching Contribution is being made."

     13.  As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this ______ day of _____________________________, 1996.


                                      DRESSER INDUSTRIES, INC.



                                      By
                                         --------------------------------

                             SECOND AMENDMENT TO
                           DRESSER INDUSTRIES, INC.
                            DEFERRED SAVINGS PLAN



    WHEREAS, DRESSER INDUSTRIES, INC. ("Dresser") and certain Affiliated Companies have heretofore adopted the DRESSER INDUSTRIES, INC. DEFERRED SAVINGS PLAN (the "Plan"); and

    WHEREAS, Dresser Industries, Inc. desires to amend the Plan on behalf of itself and all Affiliated Companies;

    NOW, THEREFORE, the Plan shall be amended as follows, effective as of May 31, 1995 except as otherwise specifically provided herein:

    1. The second sentence of Item (3) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "If the test is not met, the Committee shall determine the amount of excess Pretax Contributions of Highly Compensated Members in accordance with the leveling method described in Treas. Reg. Section 1.401(k)-1(f)(2) and shall return the excess Pretax Contributions of Highly Compensated Members until the maximum deferral percentage permitted under the test is reached. In the case of any Highly Compensated Member whose actual deferral percentage for purposes of such ADP test is determined under the family aggregation rules of Treas. Reg. Section 1.401(k)-1(g)(1)(ii)(C), the determination and correction of such excess Pretax Contributions shall be accomplished by reducing the ADP test deferral percentage in accordance with the preceding sentence and allocating the excess aggregate Pretax Contributions for the family group among the family members in proportion to the Pretax Contribution of each family member that is combined to determine the ADP test actual deferral percentage."

    2. The next-to-last sentence of Item (3) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "Such excess deferral amounts shall be distributed within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable in accordance with the provisions of Code section 401(k)(8)(A) and Treasury Regulations promulgated thereunder."

    3. The second sentence of Item (4) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "If the test is not met, the Committee shall determine the amount of excess After-Tax Contributions, Medisave Contributions and Matching Contributions of Highly Compensated Members in accordance with the leveling method described in Treas. Reg. Section 1.401(m)-1(e)(2) and shall return the excess After-Tax Contributions, Medisave Contributions and Matching Contributions of Highly Compensated Members until the maximum contribution percentage permitted under the test is reached. In the case of any Highly Compensated Member whose actual contribution percentage for purposes of such ACP test is determined under the family aggregation rules of Treas. Reg. Section 1.401(m)-1(f)(1)(ii)(C), the determination and correction of such excess After-Tax Contributions, Medisave Contributions and Matching Contributions shall be accomplished by reducing the ACP test actual contribution percentage in accordance with the preceding sentence and allocating the excess aggregate After-Tax Contributions, Medisave Contributions and Matching Contributions for the family group among the family members in proportion to the After-Tax Contributions, Medisave Contributions and Matching Contributions of each family member that are combined to determine the ACP test actual contribution percentage."

    4. The next-to-last sentence of Item (4) of Paragraph (b) of Section 3.6 of the Plan shall be deleted and the following shall be substituted therefor:

    "Such excess contributions shall be distributed or forfeited, as applicable, within two and one-half months after the close of the Plan Year or as soon thereafter as is practicable in accordance with the provisions of Code section 401(m)(6)(A) and Treasury Regulations promulgated thereunder."

    5.   The following shall be added to Item (c) of Section 6.1 of the Plan:

    "Notwithstanding the foregoing, a Member's Pretax Account may only be distributed pursuant to this item (c) if the transaction satisfies the criteria described in Code section 401(k)(10)(A)(i) or (ii) and the Treasury Regulations promulgated thereunder, as determined by the Committee, and the Member's distribution is paid in the form of a lump sum distribution no later than the end of the second calendar year after the calendar year in which such transaction occurred."

    6.   The following shall be added to Section 6.1 of the Plan:

    "The provisions of this Section 6.1 of the Plan and any other provision of the Plan notwithstanding, a Member's Pretax Account may not be distributed at a time when such distribution would violate the distribution restrictions of Code section 401(k)(2)(B) and the Treasury Regulations promulgated thereunder."

    7. The last paragraph of Section 15.13 of the Plan shall be deleted and the following shall be substituted therefor:

    "The Earnings of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

         (1)  adjusted automatically to reflect any amendments to Code section 401(a)(17) and any cost-of-living increases authorized by Code section 401(a)(17);

         (2) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

         (3) in the case of a Member who is either a five-percent owner of the Company (within the meaning of Code section 416(i)(1)(A)(iii)) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Earnings during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Earnings for such Plan Year of each such individual."

    8. The last two sentences of Section 15.29 of the Plan shall be deleted and the following shall be substituted therefor:

    "However, the Test Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

         (1)  adjusted automatically to reflect any amendments to Code section 401(a)(17) and any cost-of-living increases authorized by Code section 401(a)(17);

         (2) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

         (3) in the case of a Member who is either a five-percent owner of the Company (within the meaning of Code section 416(i)(1)(A)(iii)) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Test Compensation during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Test Compensation for such Plan Year of each such individual."

    9. Each of the instrument providing for the merger of the Savings Plan for Employees of Baroid Corporation with and into the Dresser Industries, Inc. Retirement Savings Plans and Appendix B to the Plan shall be amended by redenominating Subitem "(i)" of Item 8 thereof as Subitem "(j)" and inserting the following new Subitem (i) into such Item 8:

    "(i) A Baroid Plan Participant who has terminated employment may elect to leave his Baroid Plan Account in the Dresser Plans for so long as and to the extent that such distribution deferral election does contravene the required distribution requirements of Code section 401(a)(9) and Treasury Regulations promulgated thereunder."

    10.  As amended hereby, the Plan is specifically ratified and reaffirmed.

    IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this _____ day of _____________________, 1996.


                                 DRESSER INDUSTRIES, INC.



                                 By
                                    ---------------------------------